JOINT FILING AGREEMENT


This JOINT FILING AGREEMENT is made and entered into by and among The Governor and Company of the Bank of Ireland, IBI Interfunding, BancIreland/First Financial, Inc., BIAM (US) Inc., Iridian Asset Management LLC ("Iridian"), COLE Partners LLC ("COLE"), Iridian Private Business Value Equity Fund, L.P. ("Iridian Private Business"), Iridian Partners Fund, L.P. ("Iridian Partners"), Iridian Investors, L.P. ("Iridian Investors"), David L. Cohen ("Cohen") and Harold J. Levy ("Levy").

The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise deliver as appropriate) all filings on Schedule 13D and Schedule 13G (the "Filings") required to be filed by them pursunat to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of any securities of ICN Pharmaceuticals, Inc. that are requireed to be reportd on any Filings. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.


Date: September 30, 2003


                              THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                         By:  /s/ John Clifford
                              ----------------------------------
                              John Clifford
                              Group Secretary


                              IBI INTERFUNDING

                         By:  /s/ Peter Nugent
                              ----------------------------------
                              Peter Nugent
                              Secretary


                              BANCIRELAND/FIRST FINANCIAL, INC.

                         By:  /s/ Diane Morrison
                              ----------------------------------
                              Diane Morrison


                              BIAM (US) INC.

                         By:  /s/ Diane Morrison
                              ----------------------------------
                              Diane Morrison
                              Director

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                              IRIDIAN ASSET MANAGEMENT LLC

                         By:  /s/ Jeffrey M. Elliott
                              ----------------------------------
                              Jeffrey M. Elliott, Executive Vice President


                              COLE PARTNERS LLC

                         By:  /s/ Jeffrey M. Elliott
                              ----------------------------------
                              Jeffrey M. Elliott, Executive Vice President


                              IRIDIAN PRIVATE BUSINESS VALUE EQUITY FUND, L.P.
                         By:  COLE PARTNERS LLC

                         By:  /s/ Jeffrey M. Elliott
                              ----------------------------------
                              Jeffrey M. Elliott, Executive Vice President


                              IRIDIAN PARTNERS FUND, L.P.
                         By:  COLE PARTNERS LLC

                         By:  /s/ Jeffrey M. Elliott
                              ----------------------------------
                              Jeffrey M. Elliott, Executive Vice President


                              IRIDIAN INVESTORS, L.P.
                         By:  COLE PARTNERS LLC

                         By:  /s/ Jeffrey M. Elliott
                              ----------------------------------
                              Jeffrey M. Elliott, Executive Vice President


                         By:  /s/ David L. Cohen
                              ----------------------------------
                              David L. Cohen, individually


                         By:  /s/ Harold J. Levy
                              ----------------------------------
                              Harold J. Levy, individually